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                                                                     Exhibit 4.3

                            SHAREHOLDER'S AGREEMENT

         This Agreement (the "Agreement"), is made as of the ____ day of July, 1996, between RENT-WAY, INC., a Pennsylvania corporation (the "Company") and LEE BRADY, an individual residing at 15 Blythe Court, New Castle, Delaware 19720 ("Brady").

                                   RECITALS:

         Pursuant to a Stock Purchase Agreement dated July __, 1996 the (the "Purchase Agreement") the Company is issuing to Brady an aggregate of 20,358 shares of its common stock, without par value (the "Common Stock"), subject to adjustment, which shares shall have a Market Value (as defined in the Purchase Agreement) of $250,000 as of the date of issuance. The parties wish to set forth certain obligations and restrictions with respect to the Common Stock and to provide for certain registration rights with respect to the Common Stock owned by Brady, as hereinafter set forth in this Agreement.

                                   AGREEMENT:

         In order to implement the foregoing and in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

         "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Shares" shall mean, as of any date, all shares of Common Stock issued to Brady pursuant to the Purchase Agreement.

         "SEC" shall mean the Securities and Exchange Commission, or any successor commission or agency having similar powers.

         "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder.


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         2. REGISTRATION RIGHTS.

         (a) Piggyback Registrations. For a period beginning one (1) year after the date of this Agreement and continuing for a period of one (1) year thereafter if the Company proposes to file a registration statement on Form S-1 to register any of its Common Stock under the Securities Act for sale to the public under the Securities Act, the Company shall give Brady notice of such proposed registration at least 30 days prior to the filing of a registration statement. At the written request of Brady delivered to the Company within 15 days after the receipt of the notice from the Company, which request shall state the number of Shares that Brady wishes to sell publicly under the registration statement proposed to be filed by the Company (the "Registration Shares"), the Company shall use its best efforts to include in any such registration under the Securities Act (and in any related registration, qualification or compliance under state blue sky laws) such Registration Shares, and to cause such registration (the "Piggyback Registration") to become and remain effective; provided, however, that (i) the Company may, without the consent of Brady, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register its Common Stock; (ii) the Company may, without the consent of Brady, delay the effectiveness of such registration statement if in the opinion of the Board of Directors such delay is in the best interests of the Company, and (iii) if a registration pursuant to this Section 2(a) involves an underwritten offering and the managing underwriter advises the Company that, in its written opinion to Brady, the number of Registration Shares requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse affect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such Common Stock), then the Company will include in such registration (x) first, all of the Common Stock to be sold by the Company and (y) second, to the extent of the number of Registration Shares requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registration Shares which Brady and all other holders of the Company's Common Stock who, as of the date of this Agreement, have contractual rights of registration have requested to be included in such registration, such amount to be allocated pro rata among all such requesting holders on the basis of the relative number of shares of Common Stock then held by each such holder, provided that any such shares thereby allocated to any such holder that exceeds such holder's request will be reallocated among the remaining requesting holders in like manner.

         (b) Registration Covenants of the Company. In the event that any Registration Shares of Brady are to be registered pursuant to Section 2(a), the Company covenants and agrees that it shall use its reasonable best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and, subject to the Company's rights described in Section 2(a) to withdraw certain registrations, it shall:

               (i)(A) prepare and file with the SEC a registration statement registering the Registration Shares (as well as any necessary amendments or supplements thereto) (a "Registration Statement"); (B) provide Brady and his legal representatives with a reasonable opportunity to review the Registration (and any amendments thereto) before filing; and (C) use its reasonable best efforts to cause the Registration Statement to become effective;


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               (ii) notify Brady, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

               (iii) notify Brady promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;

               (iv)(A) advise Brady after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (B) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

               (v)(A) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective for the lesser of (I) a period of time necessary to permit Brady to dispose of the Registration Shares in accordance with the intended methods of disposition as set forth in the Registration Statement and (II) 120 days and (B) comply with the provisions of the Securities Act with respect to the disposition of the Registration Shares covered by the Registration Statement during such period in accordance with the intended methods of disposition by Brady set forth in the Registration Statement;

               (vi) furnish to Brady such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Brady may reasonably request in order to facilitate the disposition of the Registration Shares owned by Brady;

               (vii) use its best efforts to register or qualify such Registration Shares under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and Brady (or by the Company after consultation with Brady, if there is no underwriter), and do any and all other acts and things which may be reasonably necessary or advisable to enable Brady to consummate the disposition in such jurisdictions of the Registration Shares (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 2(b)(vii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

               (viii) notify Brady, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material


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          fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of Brady, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) Expenses. The parties agree as follows:

            (i) Subject to clause (ii) of this Section 2(c) the Company shall pay, on behalf of Brady all reasonable out-of-pocket expenses incurred in connection with a Piggyback Registration pursuant to Section 2(a) of this Agreement, including, but not limited to, all SEC and Blue Sky registration and filing fees and related expenses; word processing, duplicating and printing expenses; fees and disbursements of legal counsel for the Company including, if different, Blue Sky counsel, and of the Company's independent public accountants required by or incident to compliance with all applicable SEC and Blue Sky laws, rules and regulations; and transfer agents' fees expenses in connection with any Piggyback Registration.

            (ii) All underwriting discounts and selling commissions relating to Registration Shares in connection with a Piggyback Registration shall be borne by the holders of such Registration Shares pro rata.

         (d) Assignment of Registration Rights. Brady may assign his rights under this Article 2 only to his spouse or any descendant of Brady, or to any trust for the benefit of any of such persons; provided that no such assignment shall increase the Company's obligations to effect registrations or pay expenses thereof.

         (e) Compliance with Law. In consideration for the Company agreeing to its obligations under this Article 2, Brady agrees, with respect to any Piggyback Registration, not to sell, make any short sale of, pledge, loan, grant any option for the purchase of, or otherwise dispose of any Registration Shares in any manner that would violate any applicable law, rule or regulation.

         3. INDEMNIFICATION.

         (a) Indemnification by the Company. In the event of any registration, qualification or compliance effected with respect to Registration Shares under the Securities Act, state blue sky laws or otherwise, the Company shall, and hereby does, indemnify and hold harmless Brady, each other Person who participates as an underwriter in the offering or sale of Registration Shares and each other Person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Brady or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities


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Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse Brady, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or other document in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by or on behalf of Brady or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registration Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders, or any such controlling person and shall survive the transfer of the Registration Shares by Brady.

         (b) Indemnification by Brady. In the event of any registration, qualification or compliance effected with respect to Registration Shares under the Securities Act, state blue sky laws or otherwise, Brady shall, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any other document, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information about Brady furnished to the Company through an instrument duly executed by Brady specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or other document. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by such seller of the securities of the Company being registered.

         (c) Shareholder Information. Brady shall provide the Company with such information with respect to the Registration Shares to be sold, the plans for the proposed disposition thereof and such other information as shall, in the opinion of counsel for the Company,


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be necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to Brady.

         (d) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3(a) or 3(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3(a) or 3(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

         (e) Indemnification Payments. Any indemnification payment required by this Section 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         4. RESTRICTIONS ON TRANSFER OF SHARES; RULE 144.

         (a) Restrictions on Transfer of Shares. Except as otherwise expressly provided for in this Agreement, Brady agrees that he will not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares for a period of two (2) years from the date of this Agreement. The certificates representing the Shares shall have placed thereon the following legend:

             "The Shares represented by this certificate have not been registered under the Securities Act and may not be sold or transferred except in compliance with such Act. In addition, the Shares represented by this Certificate are subject to the provisions of a Shareholder's Agreement dated as of July __, 1996 between Rent-Way, Inc. and one of the shareholders of Rent-Way, Inc., a copy of which is on file at the office of Rent-Way, Inc."

         (b) Rule 144. The Company shall take all actions reasonably necessary to enable Brady to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from


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time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of Brady, the Company shall deliver to Brady a written statement as to whether it has complied with such requirements. The Company shall cooperate with Brady to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agent and the reasonable requirements of any broker through which the sales are proposed to be executed, and shall, upon request, furnish unlegended certificates representing Shares in such numbers and denominations as any Shareholder shall reasonably require for delivery pursuant to such sales.

         5. GENERAL PROVISIONS.

         (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the other party only by a written instrument signed by such other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective upon receipt (or refusal of receipt) and shall be delivered personally or sent by telex, telecopy or registered, overnight or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)      if to the Company, to:

                          Rent-Way, Inc.
                          3230 West Lake Road
                          Erie, Pennsylvania 16505

                          Attention: William E. Morgenstern

                 with a copy to:

                          Hodgson, Russ, Andrews, Woods & Goodyear, LLP 1800 One M&T Plaza
                          Buffalo, New York 14203
                          Attention: Robert B. Fleming, Jr., Esq.
                                     Paul J. Vallone, Esq.


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                 (ii)     if to Brady, as follows:

                          Lee Brady
                          15 Blythe Court
                          New Castle, Delaware 19720

                 with a copy to:

                          Murray Sawyer, Esq.
                          Sawyer, Akin & Herron
                          1220 N. Market Street
                          Suite 606
                          P.O. Box 25047
                          Wilmington, Delaware 19899

         (c) Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one of the counterparts has been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         (e) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of law rules.

         IN WITNESS WHEREOF, the Company and Brady have caused this Agreement to be signed by the respective persons thereunto duly authorized, all as of the date first written above.

                                                  RENT-WAY, INC.

                                                  By /s/ William E. Morgenstern
                                                     William E. Morgenstern
                                                     President

                                                     /s/ Lee Brady
                                                     Lee Brady